Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-63880) on Form S-8 of Monro, Inc. of our report dated September 27, 2017 relating to our audit of the financial statements and supplemental schedule of Monro Muffler Brake, Inc. Profit Sharing Plan, which appears in this Annual Report on the Form 11-K of the Monro Muffler Brake, Inc. Profit Sharing Plan for the year ended March 31, 2017.

/s/ Freed Maxick, CPAs, PC

Buffalo, New York
September 27, 2017

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